Exhibit 99.1

Press Release Dated December 6, 2005

News Release

December 6, 2005

Farmers Capital Bank Corporation Completes Acquisition of Citizens Bancorp, Inc.

Frankfort, Kentucky - Farmers Capital Bank Corporation (NASDAQ: FFKT) (“Farmers”) has announced that the required approvals from the appropriate regulatory authorities have been received and that the acquisition of Citizens Bancorp, Inc. (“Citizens”) in Newport, Kentucky has been completed. Citizens had total deposits of $164,000,000 as of September 30, 2005 and operates six banking locations in Campbell and Kenton counties in Northern Kentucky.

Farmers is a financial holding company headquartered in Frankfort, Kentucky and had total deposits of $1,195,000,000 as of September 30, 2005. Subsequent to the acquisition of Citizens, Farmers operates 33 banking locations in 25 communities throughout Kentucky, a leasing company, a data processing company, an insurance company, and a mortgage company. Farmers’ stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) Capital Market tier, under the symbol FFKT.